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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 F O R M  8 - K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      July 13, 2000
                                                ------------------------


                              Harris Bankcorp, Inc.
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             (Exact name or registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



        0-18179                                       36-2722782
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(Commission File Number)                   (IRS Employer Identification No.)



 111 West Monroe Street, Chicago, Illinois                             60603
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  (Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code      312-461-2121
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not applicable


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On July 1, 2000, Bankmont Financial Corp. ("Bankmont") contributed 100% of the common stock of its wholly-owned subsidiary, Harris Bankmont, Inc. to Harris Bankcorp, Inc., also a wholly-owned subsidiary of Bankmont. Immediately thereafter, Harris Bankmont, Inc. was liquidated and dissolved into Harris Bankcorp, Inc. under the corporation law of Delaware. Harris Bankcorp, Inc. is the surviving corporation. The assets of Harris Bankmont, Inc. consisted primarily of the stock of thirteen community banks located in the Chicago area.

     At December 31, 1999, the total assets and stockholder's equity of Harris Bankcorp, Inc. amounted to $24.86 billion and $1.58 billion, respectively. Total assets and stockholder's equity of Harris Bankmont, Inc. as of December 31, 1999 were $2.33 billion and $153 million, respectively. Income before income taxes for the year ended December 31, 1999 was $268.2 million for Harris Bankcorp, Inc. and $33.3 million for Harris Bankmont, Inc.

     This combination will be accounted for at historical cost, similar to a pooling-of-interests. All historical information will be presented on a combined basis.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable


ITEM 5.  OTHER EVENTS.

         Not applicable


ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION  AND EXHIBITS.

         No financial statements are required to be filed.


ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable













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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              HARRIS BANKCORP, INC.
                                 (REGISTRANT)



                              By    Paul R. Skubic
                                -----------------------------
                                    Paul R. Skubic


                              Its   Chief Accounting Officer
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Date      July 13, 2000
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